Exhibit 99.1

Unusual Machines Secures $800,000 Order for High-Performance Drone Components from Red Cat

ORLANDO, FLORIDA / ACCESS Newswire / October 3, 2025 / Unusual Machines, Inc. (NYSE American: UMAC), a leading provider of high-performance drone components, today announced it has received an $800,000 order from Red Cat Holdings, Inc. (NASDAQ: RCAT), a drone technology company integrating robotic hardware and software for military, government, and commercial operations.

The order includes Unusual Machines BLUE UAS listed Aura Analog Camera, Aura VTX, Brave Flight Controller, Brave ESC, HDO+ Goggles, and motors, that will be integrated into Red Cat’s FANG™ drones, supporting ongoing demand for U.S.-made, NDAA-compliant systems in defense, public safety, and other government agency applications.

“High-quality, NDAA-compliant components are now table stakes—what truly matters is how fast you can deliver them,” said Stacy Wright, EVP of Revenue at Unusual Machines. “This order is another example of how our manufacturing readiness and speed-to-market capabilities help customers stay competitive in fast-moving government programs.”

“After working with Unusual Machines for the past year and a half to produce FANGs, we’re ready to bring these American-made FPV drones to market,” said Jeff Thompson, Red Cat CEO. “This partnership strengthens our ability to deliver high-performance, NDAA-compliant systems that defense and public safety operators can trust are secure, reliable, and available when and where they are needed.”

Unusual Machines continues to expand its role in the domestic drone supply chain, providing critical components that accelerate delivery across defense, enterprise, and consumer markets.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the timing of when we will begin deliveries of the drone components and our ability to execute on short timelines. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include unexpected issues that may arise from the opening of our new Orlando manufacturing facility, potential supply chain issues, , and the Risk Factors contained in our Form 10-Q for the period ended June 30, 2025, in our Prospectus Supplement dated September 2, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness. Learn more at www.redcat.red.

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About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit www.unusualmachines.com.

Investor Contact:

CS Investor Relations

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com

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